UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2014 (August 12, 2014)

DanDrit Biotech USA, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DanDrit Biotech A/S
Fruebjergvej 3 Box 62
2100 Copenhagen, Denmark
 (Address of Principal Executive Offices)

+45 39179840
 (Registrant’s telephone number, including area code)

Putnam Hills Corp.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 12, 2014, DanDrit Biotech USA, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Sunrise Securities Corp. as representative (the “Representative”) of the several placement agents named in the Placement Agency Agreement (collectively, the “Placement Agents”), with respect to the sale by the Company of up to an aggregate of 2,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $5.00 per Share.  The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Representative, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act’), other obligations of the parties and termination provisions. The foregoing description of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Placement Agents are not purchasing or selling any Shares nor required to sell any specific number or dollar amount of Common Stock but will use their best efforts to sell the Shares. There are no minimum purchase requirements that must be met before the offering terminates. The Company has agreed to pay the Representative a cash fee equal to 7% of the gross proceeds received in the offering raised from investors introduced to the Company by the Placement Agents. In addition to payment to the Representative described above, and regardless of whether the offering is consummated or the Placement Agency Agreement is terminated, the Company shall (i) pay all fees and disbursements of its own legal counsel, (ii) pay all customary reasonable fees and expenses incurred in connection with preparation and drafting of the offering materials and filing of a registration statement on Form S-1 (Registration File No. File No. 333-193965), as amended (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) and/or FINRA, reasonable expenses in connection with road show, including, without limitation, travel, lodging, telecommunications and printing expenses, which amount shall be inclusive of the 1% cap in expenses described in (iv) below, (iii) reimburse the Representative for legal expenses reasonably incurred by the Representative, up to an aggregate of $75,000 in connection with the provision of its services as described (it being understood and agreed that the additional legal fees and expenses described in subsection (iv) shall not be included in the $75,000 cap), and (iv) pay other expenses herein, including any additional legal fees in excess of the amounts set forth in subsection (iii) incurred by counsel for the Representative in connection with the review by FINRA or otherwise, up to an amount that shall not be greater than 1% of the aggregate gross proceeds raised in the offering, provided that the Representative shall provide to the Company invoices for same in reasonable detail and all expenses in excess of $10,000, individually or in the aggregate, incurred or to be incurred by the Representative shall be subject to the prior written approval of the Company, and provided further that the amount the Company reimburses the Representative for legal expenses incurred pursuant to subsection (iii) above shall not be included in the 1% cap.  Notwithstanding the foregoing, in the event the offering is not consummated, the Company shall be responsible for any legal fees of the Representative up to $50,000. The Placement Agency Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of such Placement Agency Agreement. The foregoing is only a brief description of the material terms of the Placement Agency Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Placement Agency Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Shares are being offered by the Company pursuant to the Registration Statement, which was initially filed with the Commission on February 14, 2014 and declared effective on August 12, 2014, and a related prospectus. This current report on Form 8-K does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 8.01. OTHER EVENTS

On August 14, 2014, the Company issued a press release announcing effectiveness of the Registration Statement as described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information in the press release is intended to be furnished under this Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

1.1	Placement Agency Agreement, dated August 12, 2014, by and among DanDrit Biotech USA, Inc. and Sunrise Securities Corp.

99.1	Press Release dated August 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANDRIT BIOTECH USA, INC.

Date: August 14, 2014	By:	/s/ Dr. Eric Leire
Dr. Eric Leire, Chief Executive Officer and President